Exhibit 5.1

April 2, 2012

CVR Partners, LP

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

RE:	Registration Statement on Form S-1, File No. 333-179930 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel for CVR Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the underwritten public offering (the “Offering”) of 11,500,000 common units representing limited partner interests in the Partnership (the “Common Units”), including 10,000,000 Common Units to be sold by Coffeyville Resources, LLC (“CRLLC”) on the date of the closing of the Offering and 1,500,000 Common Units which may be offered and sold upon the exercise of the over-allotment option granted to the underwriters by CRLLC. The Common Units are to be offered to the public pursuant to an underwriting agreement to be entered into among the Partnership, CRLLC, the other parties named therein and Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, facsimile, electronic or reproduction copies, of such agreements, instruments, documents and records of the Partnership, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Partnership and others as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Underwriting Agreement (other than representations and warranties made by the Partnership) and certificates and oral or written statements and other information of or from public officials and assume compliance on the part of all parties to the Underwriting Agreement (other than the Partnership) with the covenants and agreements contained therein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Common Units registered pursuant to the Registration Statement to be sold by CRLLC are duly authorized, validly issued, fully paid and non-assessable.

We note that a limited partner is subject to an obligation to repay any funds wrongfully distributed to it.

The opinion expressed herein is limited to the Delaware Revised Uniform Limited Partnership Act as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the date of effectiveness of the Registration Statement, and we undertake no responsibility to update or supplement this letter after that date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

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